                                                                    EXHIBIT 10.1

In connection with Proposal Three in the above Proxy Statement and in accordance with Instruction 3 to Item 10 of Schedule 14A, below is text of Mitchell Wienick's Employment Agreement and its exhibits (including the Restricted Stock Agreement and Non-Qualified Stock Option Agreement). The text of these documents is not a part of the Proxy Statement and is not being distributed to the Company's shareholders.

             CDI CORP.

           EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 11th day of March, 1997 between CDI Corp., a Pennsylvania corporation (the "Company"), and Mitchell Wienick ("Executive").

The Company desires to employ Executive, and Executive is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

             TERMS

SECTION 1.  Employment.

The Company hereby employs Executive, and Executive hereby accepts such employment and agrees to serve as the Company's President and Chief Executive Officer, and to render services to the Company and its subsidiaries, divisions and affiliates, during the Employment Period set forth in Section 3, subject to the terms and conditions hereinafter set forth.

SECTION 2.  Management & Board Duties.

As President and Chief Executive Officer of the Company during the Employment Period, Executive shall carry out such duties as are customarily associated with the position of president and chief executive officer, which duties shall however in all cases be subject to policies set by, and at the direction and control of, the Company's Board of Directors (the "Board of Directors"). The Company shall use its best efforts to have Executive nominated and elected to the Board of Directors during the Employment Period. During the Employment Period, Executive shall be afforded the full protection of the indemnifications generally available to officers and directors under the Company's by-laws.

SECTION 3.  Term.

The term of Executive's employment under this Agreement (the "Employment Period") shall commence as of April 7, 1997, and, unless sooner terminated pursuant to Section 7 of this Agreement, shall continue until the close of business on the third anniversary of the date hereof. At the end of such original period, the Employment Period shall be automatically extended thereafter for successive one-year periods unless sooner terminated pursuant to
Section 7 of this Agreement or unless either party notifies the other party in writing at least 90 days prior to the scheduled expiration of the Employment Period that it does not wish to extend the Employment Period for any additional one-year periods. This Agreement survives any termination of the Employment Period.

SECTION 4.  Extent of Services.

During the Employment Period, Executive shall devote his full time and attention and give his best efforts, skills and abilities exclusively to the management and operations of the Company and its business and the business of its subsidiaries, divisions and affiliates. Executive shall perform his services hereunder at the

Company's offices in Philadelphia, Pennsylvania and at such other places as are required for the effective management of the Company and its business and the business of its subsidiaries, divisions and affiliates. During the Employment Period, Executive shall, if elected or appointed, serve as a director of the Company and as an executive officer and/or director of any subsidiary, division or affiliate of the Company and shall hold, without any compensation other than that provided for in this Agreement, the offices in the Company and in any such subsidiary, division or affiliate to which Executive may, at any time or from time to time, be elected or appointed.

SECTION 5.  Compensation and Benefits.

          (a) Base Salary. During the Employment Period, Executive shall receive as compensation for his services a salary at the rate of Five Hundred Thousand Dollars ($500,000) per annum payable in equal installments at such intervals as the Company pays its senior executive officers generally (the "Base Salary"). The Base Salary shall be reviewed annually by the Board of Directors and may be increased if so determined by the Board of Directors in its absolute and sole discretion.

          (b) Restricted Stock. As of the date of this Agreement, Executive shall be granted 30,000 restricted shares of the Company's Common Stock (the "Restricted Stock") pursuant to the terms of the Restricted Stock Agreement attached hereto as Exhibit A. Pursuant to Section 6 of the Restricted Stock Agreement, Executive shall not be able to sell, transfer or otherwise benefit from any of the Restricted Stock until such shares vest pursuant to Section 4 of the Restricted Stock Agreement. Of the 30,000 shares of Restricted Stock, one-half of those shares (15,000) shall vest pursuant to the bonus awards in
Section 5(d) of this Agreement. Any share of Restricted Stock that does not vest on the first date that such share was eligible to vest because Executive did not receive the Maximum Bonus Award shall be forfeited on that date and shall never vest. The other half of the 30,000 shares of Restricted Stock (15,000) shall vest over time as described in Section 4 of the Restricted Stock Agreement.

          (c) Nonqualified Stock Options. As of the date hereof, Executive shall be granted non-qualified stock options to purchase 250,000 shares of the Company's Common Stock pursuant to the terms of the Non-Qualified Stock Option Agreement attached hereto as Exhibit B.

          (d) Bonus Awards. Executive shall be eligible to receive bonus compensation during the Employment Period. Such bonus awards shall be based upon the Company's annual financial results, as reflected in the Company's audited financial statements for such period, and shall consist of a cash payment and a vesting of Restricted Stock. The maximum bonus award in any calendar year equals a cash payment of $500,000 and a vesting of 3,000 shares of Restricted Stock ("Maximum Bonus Award"). However, after all 15,000 shares of Restricted Stock have either been vested or forfeited, the Maximum Bonus Award shall consist solely of an annual cash payment of $500,000, plus the vesting of any additional shares of restricted stock that the Board of Directors may in its sole discretion determine to make available to Executive. The bonus award during Executive's employment with the Company shall be determined as follows:

               (i) 1997. The bonus, if any, for the period beginning as of the date of this Agreement and ending December 31, 1997 shall be determined in accordance with the performance goals set forth below. The cash payment portion of Maximum Bonus Award for 1997 shall be reduced on a pro-rata basis to reflect that this period is less than a full calendar year, but vesting of Restricted Stock shall not be reduced on a pro-rated basis and Executive shall have the opportunity to vest in 3,000 shares of Restricted Stock if the Maximum Bonus Award is attained. The cash portion of the Maximum Bonus Award for 1997 shall be multiplied by a fraction, the numerator of which is the number of days between the date on which Executives' employment hereunder commences and December 31, 1997, and the denominator of which is 365. The pro-rated cash payment and the full vesting that Executive may earn in 1997 is referred to herein as the "1997 Maximum Bonus Award." The portion of the 1997 Maximum Bonus Award to be awarded to Executive shall be determined as follows:

                    (A) Executive shall have the opportunity to receive up to one-half of the 1997 Maximum Bonus Award based on the Board's determination of whether the qualitative goals set forth on Exhibit C to this Agreement have been met during 1997;

                    (B) Executive shall have the opportunity to receive up to one-quarter of the 1997 Maximum Bonus Award based on the Company's achievement of its revenue target as provided in the Company's 1997 operational plan ("1997 Revenue Target"). Executive shall receive a portion of the 1997 Maximum Bonus Award under this Section 7(d)(i)(B) equal to 25 multiplied by the "Revenue Factor." The Revenue Factor shall be a percentage ranging from 0% to 100%, with 100% representing that the Company's 1997 revenue is equal to or exceeds the 1997 Revenue Target, and with 0% representing that the Company's 1997 revenue is equal to or less than the Company's 1996 revenue. If the Company's 1997 revenue is greater than its 1996 revenue, but less than its 1997 Revenue Target, the Revenue Factor shall equal a fraction, the numerator of which is the Company's 1997 revenue minus the Company's 1996 revenue, and the denominator of which is the 1997 Revenue Target minus the Company's 1996 revenue; and

                    (C) Executive shall have the opportunity to receive up to one-quarter of the 1997 Maximum Bonus Award based on the Company's achievement of its earnings from continuing operations before interest and taxes ("EBIT") target as provided in the Company's 1997 operational plan ("1997 EBIT Target"). Executive shall receive a portion of the 1997 Maximum Bonus Award under this
Section 7(d)(i)(C) equal to 25 multiplied by the "EBIT Factor." The EBIT Factor shall be a percentage ranging from 0% to 100%, with 100% representing that the Company's 1997 EBIT is equal to or exceeds the 1997 EBIT Target, and with 0% representing that the Company's 1997 EBIT is equal to or less than the Company's 1996 EBIT. If the Company's 1997 EBIT is greater than its 1996 EBIT, but less than its 1997 EBIT Target, the EBIT Factor shall equal a fraction, the numerator of which is the Company's 1997 EBIT minus the Company's 1996 EBIT, and the denominator of which is the 1997 Target EBIT minus the Company's 1996 EBIT.

               (ii) Calendar Years 1998 and Thereafter. Within a mutually agreeable time period before the beginning of each calendar year, Executive shall submit to the Board of Directors for its approval the Company's operational plan, including a fiscal budget, for the next calendar year. The Board of Directors shall establish goals each year based on the approved operational plan and budget, and Executive shall receive a percentage of the Maximum Bonus Award, up to 100%, depending on whether the Company attains all or a portion of the goals that the Board of Directors has established for that year.

Any of the Company's financial results that are used to calculate bonuses under this Section 7(d) shall be taken only from the Company's audited financial statements for the applicable year.

               (iii) Payment of Bonuses and Vesting of Restricted Stock. All cash bonuses payable under this Section 5(d) shall be paid to Executive within two weeks after the delivery of audited financial statements to the Company for the prior calendar year. Any shares of Restricted Stock that vest as a result of Executive receiving all or a portion of the Maximum Bonus Award shall become vested on the same date that the cash bonus is paid to Executive. No bonuses will be paid to Executive, and no shares of Restricted Stock shall vest, if Executive's employment with the Company has terminated before the bonus has been paid, regardless of whether he would have been entitled to a bonus based on the Company's financial results for the prior year, unless the Company terminates Executive without Cause after a year has ended but before the bonus becomes payable for such year.

          (e) Employee Benefits. During the Employment Period, Executive shall be entitled to participate in all employee benefit plans and programs approved by the Board of Directors as the Company shall provide generally to other senior executive officers of the Company from time to time, other than any bonus plans. In addition, the Company's contribution on behalf of Executive under the CDI Corporation Excess Benefit Plan in a particular plan year shall be calculated as if compensation under the Excess Benefit Plan included any bonus awards made under Section 5(d) for that plan year, including the fair market value of any shares of Restricted Stock that became vested (whether automatically or as part of a bonus award), as determined as of the date on which they vest, in that plan year. Executive shall begin participation in the Company's disability insurance programs as of the date his employment commences hereunder, notwithstanding any terms of such programs to the contrary.

          (f) All payments to Executive or his estate made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws.

SECTION 6.  Expense Reimbursements.

          (a) Temporary Housing and Relocation. Executive currently maintains a primary residence in the Chicago metropolitan area ("Current Residence"). In connection with Executive becoming President and Chief Executive Officer of the Company, Executive shall be required to maintain his primary residence in the Philadelphia metropolitan area ("New Residence"). The Company shall reimburse Executive for the reasonable cost of maintaining a temporary residence in the Philadelphia metropolitan area until the earlier of (i) Executive occupying his New Residence, or (ii) September 1 1997. Before July 1, 1997 the Company shall, at its cost, hire two independent appraisers to assess the fair market value of Executive's Current Residence (the "Appraisals"). After the Appraisals are made and communicated to Executive, he shall be given 14 days to decide whether he wishes to sell his Current Residence on his own, or whether he wishes to transfer his Current Residence to the Company or its designee, and to receive from the Company or its designee an amount equal to the average of the two Appraisals. To the extent not mentioned above, the Company shall reimburse Executive for any additional reasonable moving expenses he incurs for himself and his family in connection with their relocating from the Chicago metropolitan area to the Philadelphia metropolitan area, in accordance with the Company's policies generally applicable to its senior executive officers.

          (b) Ordinary Business Expenses. During the Employment Period, the Company shall reimburse Executive for all reasonable and itemized out-of-pocket expenses incurred by Executive in the ordinary course of the Company's business, provided such expenses are properly reported to the Company in accordance with its accounting procedures.

SECTION 7.  Termination.

          (a) The Employment Period may be terminated by either the Board on behalf of the Company or the Executive at any time or for any reason, as provided in this Section 7(a). In addition to the scheduled expiration of the Employment Period set forth in Section 3, the Employment Period shall terminate upon the earliest to occur of the following:

               (i)  the Executive's death or Disability;

               (ii) delivery by the Company to Executive of a written notice of the Company's election to terminate Executive's employment hereunder, for any reason whatsoever; or

               (iii) the close of business on the day which is 90 days after the date on which the Executive shall have delivered to the Company written notice of Executive's election to terminate Executive's employment hereunder.

          (b) For purposes of this Agreement, "Disability" shall have the same meaning as "Total Disability" under the CDI Corporation Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company's management employees.

          (c) For purposes of this Agreement, "Cause" means any one or more of the following bases for termination of Executive's employment with the Company:

               (i) Executive's commission of a felony or other crime involving moral turpitude;

               (ii) Executive's refusal to perform such services as may be reasonably delegated or assigned to Executive, consistent with his position, by the Board of Directors; provided, however, that a termination under this Section 7(c)(ii) shall not be for Cause unless the Company provides written notice to Executive of its intention to terminate Executive for Cause under this Section 7(c)(ii), and Executive fails, to the reasonable satisfaction of the Company, to cure the defects stated in such written notice within ten days after the notice was given to Executive;

               (iii) Executive's willful misconduct or gross negligence in connection with the performance of his duties under this Agreement that materially adversely affects Executive's ability to perform his duties for the Company or materially adversely affects the Company;

               (iv) Executive's material breach of any of the terms or conditions of this Agreement;

               (v) receipt of notice from Executive of Executive's intention to terminate his employment with the Company; or

               (vi) receipt of reliable information from another source of Executive's intention to terminate his employment with the Company unless Executive delivers a written statement to Company providing that he does not intend to terminate his employment with the Company as long as such statement is delivered to the Company no later than 48 hours after the Company has asked

Executive whether its information regarding his intended termination is accurate.

          (d) Following any termination of Executive's employment hereunder, all obligations of the Company under this Agreement shall terminate except (i) any obligations with respect to the payment of accrued and unpaid salary or expense reimbursements under Sections 5 or 6 hereof through the date of Executive's termination of employment hereunder, and (ii) any obligations as set forth in
Section 7(e).

          (e) In the event of any termination of Executive's employment by the Company other than for Cause, by Executive for Good Reason, as hereinafter defined, or as a result of Executive's death or Disability, the Company shall continue to pay Executive his Base Salary in the same intervals and amounts that were in effect immediately prior to termination, until the later of (i) one year from the date of such termination or (ii) the next scheduled expiration of the Employment Period, without regard for any renewals that would or might have taken place but for Executive's termination of employment. The period during which the Company is required to continue to pay Executive his Base Salary under this Section 7(e) is referred to as the "Severance Period." During the Severance Period, the Company shall continue to pay for medical benefit plans and programs for Executive comparable to those in which Executive participated and for which the Company paid immediately prior to Executive's termination (except to the extent Executive receives comparable benefits from another employer). Notwithstanding the above, no amounts shall be paid or become payable to Executive during the Severance Period until Executive has executed a valid release and waiver of all claims and potential claims against the Company and other related parties in a form that is reasonably satisfactory to the Company, and any required waiting period under such release and waiver has expired and Executive has not revoked the release during such waiting period.

               (i) "Good Reason" exists if the Executive voluntarily terminates employment with the Company following a Change in Control, as hereinafter defined, because (A) Executive is assigned duties that are demeaning or otherwise materially inconsistent with the duties currently performed by Executive, or (B) Executive's place of employment with the Company is moved outside the Philadelphia metropolitan area. Before the Executive terminates for Good Reason, he must notify the Company in writing of his intention to terminate and the Company shall have 15 days after receiving such written notice to remedy the situation, if possible.

               (ii) "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), provided, that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner," (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were members of the Incumbent Board or whose election was approved by the Incumbent Board.

          (f) Any termination by the Company or by Executive of Executive's employment hereunder shall be communicated by written notice.

          (g) Any severance compensation granted in this Section 7 shall be the sole and exclusive compensation or benefit due to Executive upon termination of Executive's employment.

SECTION 8.  Representations, Warranties and Acknowledgments of
Executive.

          (a) Executive represents and warrants that his experience and capabilities are such that the provisions of Section 9 will not prevent him from earning his livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Executive were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Section 9.

          (b) Executive acknowledges that (i) during the term of Executive's employment with the Company, Executive will have access to Confidential Information; (ii) such Confidential Information is proprietary, material and important to the Company and its non-disclosure is essential to the effective and successful conduct of the Company's business; (iii) the Company's business, its customers' business and the businesses of other companies with which the Company may have commercial relationships could be damaged by the unauthorized use or disclosure of this Confidential Information; and (iv) it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret, and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive's advantage or the advantage of others.

          (c) Executive acknowledges that as the Company's Chief Executive Officer and President, Executive will be put in a position of trust and confidence and have access to Confidential Information, will be supervising the operations and employees of the Company, will be in contact with customers and prospective customers, will participate in the preparation and submission of bids and proposals to customers and prospective customers, and will be responsible for the formulation and implementation of the Company's strategic plans.

          (d) Executive acknowledges that as the Company's Chief Executive, it is essential for the Company's protection that Executive be restrained following the termination of Executive's employment with the Company from soliciting or inducing any of the Company's officers and management employees to leave the Company's employ, hiring or attempting to hire any of the Company's officers or management employees, soliciting the Company's customers and suppliers for a competitive purpose, and competing against the Company for a reasonable period of time.

          (e) Executive represents and warrants that Executive is not bound by any other agreement, written or oral, which would preclude Executive from fulfilling all the obligations, duties and covenants in this Agreement. Executive also represents and warrants that Executive will not use, in connection with his employment under this Agreement, any materials which may be construed to be confidential to a prior employer or other persons or entities. In the event of a breach of this Section 8 which results in damage to the Company, Executive will indemnify and hold the Company harmless with respect to such damage.

References in this Section 8 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

SECTION 9.  Executive's Covenants and Agreements.

          (a) Executive agrees to maintain full and complete records of all transactions and of all services performed by Executive on behalf of the Company and to submit this information to the Company in the manner and at the times that the Company may, from time to time, direct.

          (b) Executive agrees to devote Executive's entire productive time, ability and attention to the Company's business during the term of this Agreement. Executive further agrees not to, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the Company's prior written consent.

          (c) Executive agrees to abide by and comply with all personnel and company practices and policies applicable to Executive.

          (d) Executive shall promptly and completely disclose to the Company and the Company or its customers will own all rights, title and interest to any Inventions made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained by Executive, alone or jointly with others, during the term of Executive's employment with the Company (whether or not such Inventions are made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained during working hours) and for one year after termination of Executive's employment with the Company. Executive agrees to take all such action during the term of Executive's employment with the Company or at any time thereafter as may be necessary, desirable or convenient to assist the Company or its customers in securing patents, copyright registrations, or other proprietary rights in such Inventions and in defending and enforcing the Company's or such customer's rights to such Inventions, including without limitation the execution and delivery of any instruments of assignments or transfer, affidavits, and other documents, as the Company or its customers may request from time to time to confirm the Company's or its customers' ownership of the Inventions. Executive represents and warrants that as of the date hereof there are no works, software, inventions, discoveries or improvements (other than those included in a copyright or patent of application therefor) which were recorded, written, conceived, invented, made or discovered by Executive before entering into this Agreement and which Executive desires to be removed from the provisions of this Agreement.

          (e) For purposes of this Agreement, "Inventions" means concepts, developments, innovations, inventions, information, techniques, ideas, discoveries, designs, processes, procedures, improvements, enhancements, modifications (whether or not patentable), including, but not limited to, those relating to hardware, software, languages, models, algorithms and other computer system components, and writings, manuals, diagrams, drawings, data, computer programs, compilations and pictorial representations and other works (whether or not copyrightable). Inventions does not include those which are made, developed, conceived, authored or obtained by Executive without the use of the Company's resources and which do not relate to any of the Company's past, present or prospective activities.

          (f) During and after the term of Executive's employment with the

Company, Executive will hold all of the Confidential Information in the strictest confidence and will not use any Confidential Information for any purpose and will not publish, disseminate, disclose or otherwise make any Confidential Information available to any third party, except as may be required in connection with the performance of Executive's duties hereunder.

          (g) For purposes of this Agreement, "Confidential Information" means all information, data, know-how, systems and procedures of a technical, sensitive or confidential nature in any form relating to the Company or its customers, including without limitation about Inventions, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, systems for recruitment, contractual arrangements, market research data, information about employees, suppliers and other companies with which the Company has a commercial relationship, plans, methods, concepts, computer programs or software in various stages of development, passwords, source code listings and object code.

          (h) All files, records, reports, programs, manuals, notes, sketches, drawings, diagrams, prototypes, memoranda, tapes, discs, and other documentation, records and materials in any form that in any way incorporate, embody or reflect any Confidential Information or Inventions will belong exclusively to the Company and its customers and Executive will not remove from the Company's or its customers' premises any such items under any circumstances without the prior written consent of the party owning such item. Executive will deliver to the Company all copies of such materials in Executive's control upon the Company's request or upon termination of Executive's employment with the Company and, if requested by the Company, will state in writing that all such materials were returned.

          (i) If Executive's employment is terminated for any reason, including resignation by Executive or termination by the Company, with or without Cause, then for a period which extends to the later of two years immediately following Executive's termination or the date of which the Employment Period was scheduled to expire, Executive agrees not to:

               (i) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder, director, officer, executive, employee, agent,creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity or manner whatsoever with, any entity that engages or intends to engage in any Competing Business anywhere in the world. "Competing Business" means any business or other enterprise which engages in the staffing business; and

               (ii) directly or indirectly, solicit, interfere with or attempt to entice away from the Company, any officer or management employees of the Company or anyone who was one of the Company's officers or management employees within 12 months prior to such contact, solicitation, interference or enticement; and

               (iii) contact, solicit, interfere with or attempt to entice away from the Company, any customer on behalf of a Competing Business.

References in this Section 9 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

SECTION 10.  Remedies.

          Executive acknowledges that his promised services hereunder are of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach hereof by Executive, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Executive from committing any act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company at law or in equity. If the Company is obliged to resort to the courts for the enforcement of any of the covenants of Executive contained in Section 9 hereof, each such covenant shall be extended for a period of time equal to the period of such breach, if any, which extension shall commence on the later of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

SECTION 11.  Waiver of Breach.

          The waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any other or subsequent breach by Executive of such or any other provision. No delay or omission by the Company or Executive in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Executive from time to time and as often as may be deemed expedient or necessary by the Company or Executive in its or his sole discretion.

SECTION 12.  Notices.

          All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:

          To the Company:

          CDI Corp.
          3500 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA 19103
          Attention: Board of Directors

          with a required copy to:

          CDI Corp.
          3500 Bell Atlantic Tower
          1717 Arch Street
          Philadelphia, PA 19103
          Attention: General Counsel

          To Executive:

          Mitchell Wienick
          18 Polo Drive
          S. Barrington, IL  60010

or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third day next succeeding the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

SECTION 13.  Severability.

          If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

SECTION 14.  Governing Law; Exclusive Choice of Forum.

          The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Eastern District of Pennsylvania and the state and local courts of the Commonwealth of Pennsylvania, Philadelphia County, for any litigation arising out of this Agreement.

SECTION 15.  Binding Effect and Assignability.

          The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Executive's rights under this Agreement shall not, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated without the prior written consent of the Company.

SECTION 16.  Counterparts; Section Headings.

          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

SECTION 17.  Survival.

          Notwithstanding the termination of this Agreement or Executive's employment hereunder for any reason, Sections 8, 9, 10, 13, 14 and 17 hereof shall survive any such termination.

SECTION 18.  Entire Agreement.

          This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Executive and the Company.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.

                                COMPANY:

                                CDI CORP.

                                By:  /s/ Walter R. Garrison
                                       President and Chief Executive Officer

                                EXECUTIVE:

                                /s/ Mitchell Wienick

(EXHIBIT A)

              CDI CORP.

          RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of this 11th day of March, 1997 between CDI Corp., a Pennsylvania corporation (the "Company"), and Mitchell Wienick ("Executive").

SECTION 1.  Grant of Restricted Stock.

          The Company hereby grants to Executive 30,000 shares of the Company's common stock par value $.10 per share, subject to restrictions set forth herein. The Company, immediately following the execution of this Agreement, will issue or transfer 30,000 shares of the Company's common stock ("Stock") to Executive. The Stock shall consist of 10 certificates of 3,000 shares each registered in Executive's name (the "Certificates"), subject to the restrictions set forth herein.

SECTION 2.  Custody of Stock.

          The Company will deliver the Certificates to the Secretary of the Company ("Secretary"), to be held in escrow in accordance with the terms of this Agreement. Simultaneously with the delivery of the Certificates, Executive will sign and deliver to the Secretary an undated stock power with respect to each of the Certificates, authorizing the Secretary to transfer title to each Certificate to the Company, in the event that Executive forfeits all or a portion of the Stock in accordance with the terms of this Agreement.

SECTION 3.  Rights to Vote Stock.

          Executive will be considered a shareholder with respect to the escrowed Stock and will have all corresponding rights, including the right to vote the Stock and to receive all dividends and other distributions with respect to the Stock, except that Executive will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any escrowed Stock, and Executive's rights in the escrowed Stock will be subject to forfeiture as provided in Section 5 of this Agreement.

SECTION 4.  Vesting of Restricted Stock.

          Executive will vest, if at all, in one-half of the number of shares of Stock (15,000 shares) pursuant to the terms of Section 5(d) of the Employment Agreement between Executive and the Company, dated March 11, 1997 (the "Employment Agreement"). Executive will vest in the other half of the shares of Stock (the "15,000 Time-Vesting Shares") as follows: (i) 3,000 shares on the first anniversary of the date of the Employment Agreement, (ii) 3,000 shares on the second anniversary of the date of the Employment Agreement, (iii) 3,000 shares on the third anniversary of the date of the Employment Agreement, (iv) 3,000 shares on the fourth anniversary of the date of the Employment Agreement, and (v) 3,000 shares on the fifth anniversary of the date of the Employment Agreement. If Executive is terminated by the Company other than for Cause or as a result of Executive's death or Disability, or if Executive terminates for Good Reason, as such terms are defined in the Employment Agreement, Executive shall continue to vest in the 15,000 Time-Vesting Shares for the duration of the Severance Period, as such term is defined in the Employment Agreement. If Executive's employment with the Company terminates for any other reason than as specified in the immediately preceding sentence, none of the unvested 15,000 Time-Vesting Shares shall ever vest and such shares shall be forfeited to the Company as of the date that Executive's employment with the Company terminates for any other reason than as specified in the immediately preceding sentence, none of the unvested 15,000 Time-Vesting Shares shall ever vest and such shares shall be forfeited to the Company as of the date that Executive's employment with the Company terminates. For all shares of Stock in which Executive becomes vested, the escrow will terminate and the Secretary will deliver the stock certificates to Executive as soon as practicable after such shares vest.


SECTION 5.   Forfeiture of Stock.

          Executive shall forfeit all remaining escrowed Stock upon the termination of his service as an employee of the Company for any reason other than a termination of his service by the Company without Cause, as defined in the Employment Agreement, or upon any attempt by Executive to sell, exchange, transfer, pledge, hypothecate or otherwise dispose or encumber any of the escrowed Stock. Executive shall also forfeit any shares of escrowed Stock that were subject to vesting under Section 5(d) of the Employment Agreement, but which did not vest thereunder in a given year because Executive was not entitled to the Maximum Bonus Award for that year. Title to all forfeited shares of Stock shall be transferred back to the Company as soon as reasonably practicable after they are forfeited.

SECTION 6.  Restriction on Transfer Rights of Shares.

          Whenever shares of Stock vest under this Agreement or the Employment Agreement, one-half of those shares of Stock may not be sold or transferred until the second anniversary of their respective vesting date, and the other half may be sold or transferred at any time on or after their respective vesting date. With respect to any shares of Stock the sale or transfer of which is restricted under this Section 6, Executive may not engage in any transaction designed to provide him with substantially the same economic benefit of a sale of any shares of Stock so restricted, such as a short sale or a sale of a put option. Certificates representing any shares of Stock so restricted will be inscribed with an appropriate legend prohibiting such transfer.

SECTION 7.  Compliance with Laws.

          All shares of Stock issued to Executive or his personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, withholding federal income and other taxes with respect to such Stock; restricting (by legend or otherwise) such Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, which restrictions shall continue to apply after the delivery of certificates for the Stock to Executive or his personal representative; and postponing the issuance or delivery of any Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange.

SECTION 8.  Agreement Not to Affect Relationship with Company.

          This Agreement shall not confer upon Executive any right to continue in the employ or service of the Company.

SECTION 9.  Adjustment for Capital Changes.

          The number of shares of Stock subject to this Agreement shall be appropriately adjusted in the event of a stock split, stock dividend, recapitalization, or other capital change of the Company.

SECTION 10.  Interpretation.

          The Company shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.

                                   Company:
                                   CDI CORP.


                                   By:   /s/ Walter R. Garrison
                                         President and Chief Executive Officer

                                   EXECUTIVE:


                                   /s/  Mitchell Wienick

(EXHIBIT B)

               CDI CORP.

         NON-QUALIFIED STOCK OPTION AGREEMENT


SECTION 1.     Grant of Option.

          The CDI Corp. Board of Directors' Stock Option Committee, pursuant to the authority granted to it under the CDI Corp. Non-Qualified Stock Option and Stock Appreciation Rights Plan, as amended (the "Plan") hereby grants to Mitchell Wienick (the "Optionee") an option (the "Option" when reference is made to the right to purchase all of the Shares) to purchase up to 250,000 shares of CDI Corp. common stock (the "Shares" when reference is made to all or a portion of the shares subject to the Option), according to the terms and conditions set forth herein and in the Plan.

SECTION 2.     Other Definitions.

     (a)  "Board" means the board of directors of the Company.

     (b) "Cause" means termination of Optionee's employment with the Company resulting from any one or more of the following events:

               (i) Optionee's commission of a felony or other crime involving moral turpitude;

               (ii) Optionee's refusal to perform such services as may be reasonably delegated or assigned to Optionee, consistent with his position, by the Board of Directors; provided, however, that a termination under this Section 2(b)(ii) shall not be for Cause unless the Company provides written notice to Optionee of its intention to terminate Optionee for Cause under this Section 2(b)(ii), and Optionee fails, to the reasonable satisfaction of the Company, to cure the defects stated in such written notice within ten days after the notice was given to Optionee;

               (iii) Optionee's willful misconduct or gross negligence in connection with the performance of his duties under his Employment Agreement with the Company dated March 11, 1997 (the "Employment Agreement") that materially adversely affects Optionee's ability to perform his duties for the Company or materially adversely affects the Company;

               (iv) Optionee's material breach of any of the terms or conditions of the Employment Agreement;

               (v) receipt of notice from Optionee of Optionee's intention to terminate his employment with the Company; or

               (vi) receipt of reliable information from another source of Optionee's intention to terminate his employment with the Company unless Optionee delivers a written statement to Company providing that he does not intend to terminate his employment with the Company as long as such statement is delivered to the Company no later than 48 hours after the Company has asked Optionee whether its information regarding his intended termination is accurate.

     (c) "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), provided, that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner," (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were members of the Incumbent Board or whose election was approved by the Incumbent Board.

     (d)  "Committee" means the Stock Option Committee of the Board.

     (e)  "Company" means CDI Corp.

     (f) "Date of Exercise" means the date on which the written notice required by Section 8 below is received by the Treasurer of the Company.

     (g) "Date of Grant" means March 11, 1997, the date on which the Option is awarded pursuant to the Plan and this Agreement.

     (h) "Disability" shall have the same meaning as "Total Disability" under the CDI Corporation Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company's management employees.

     (i) "Fair Market Value" of a share of Stock means the closing price of actual sales of shares on the New York Stock Exchange on a given date or, if there are no such sales on such date, the closing price of the shares of Stock on such exchange on the last date on which there was a sale.

     (j) "Good Reason" exists if the Optionee voluntarily terminates employment with the Company following a Change in Control because (i) the Optionee is assigned duties that are demeaning or otherwise materially inconsistent with the duties currently performed by the Optionee, or (ii) the Optionee's place of employment with the Company is moved outside the Philadelphia metropolitan area. Before the Optionee terminates for Good Reason, he must notify the Company in writing of his intention to terminate and the Company shall have 15 days after receiving such written notice to remedy the situation, if possible.

     (k)  "Group I Shares" means 200,000 shares of Stock subject to this Option.

     (l)  "Group II Shares" means 50,000 shares of Stock subject to this Option.

     (m) "Group II Threshold" means the Fair Market Value of the Stock has been greater than or equal to $90.00 per share for 180 consecutive days, including non-trading days.

     (n) "Group(s)" means one or more of the two groups into which the shares of Stock subject to this Option are divided.

     (o) "Option Price" means $33.25, representing the Fair Market Value of a share of Stock on the last trading date immediately preceding the Date of Grant.

     (p)  "Stock" means the Company's common stock, par value $.10 per share.

     (q)  "Termination Date" means the earliest of:

          (i) the date on which Optionee's employment with the Company terminates if such termination is by the Company for Cause or by Optionee without Good Reason;

          (ii) in the event of termination of Optionee's employment by the Company without Cause or by Optionee for Good Reason, the date two weeks after the date of such termination;

          (iii) in the event of the death or Disability of the Optionee, the date six months after the date of the Optionee's death or Disability; or

          (iv)  12:00 a.m. March 11, 2007.

SECTION 3.     Time of Exercise.

          No Option shall be exercisable with respect to any Shares unless the Option has vested with respect to such Shares in accordance with Section 4 hereof. If vested, the Option may be exercised at any time after vesting until the Termination Date in whole or in part.


SECTION 4.     Option Vesting.

     Subject to the accelerated vesting provisions of Section 4(c), the Option will vest as follows:

     (a)  the Group I Shares shall vest as follows:

          (i)  50,000 shares on the second anniversary of the Date of Grant,

          (ii) 50,000 shares on the third anniversary of the Date of Grant,

          (iii)  50,000 shares on the fourth anniversary of the Date of Grant,

          (iv)  50,000 shares on the fifth anniversary of the Date of Grant, and

     (b) the Group II Shares shall vest on the fifth anniversary of the Date of Grant.

Notwithstanding the above, no Shares will vest on or after the Termination Date except as provided in Section 4(c) below.

     (c) Accelerated Vesting. In addition to the vesting provisions above, the Option shall vest and be immediately exercisable upon the termination of the Optionee's employment with the Company following a Change in Control of the Company if such termination is by the Company without Cause or by the Optionee for Good Reason. In addition, if the Company terminates Optionee's employment without Cause prior to three years after the Date of Grant, any of the Group I Shares specified in Section 4(a)(i) and Section 4(a)(ii) which have not vested shall vest and become immediately exercisable upon such termination of employment.

SECTION 5.     Payment for Shares by the Optionee.

          Full payment for Shares purchased upon the exercise of the Option shall be made by check or bank draft.

SECTION 6.     Nontransferability of Option.

          The Option may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution. The Option may not be exercised by any person other than the Optionee or, in the case of the Optionee's death, by the person to whom the Optionee's rights have passed by will or by the applicable laws of descent and distribution.

SECTION 7.     Restriction on Transfer Rights of Shares.

          Whenever Group I Shares are purchased through the exercise of all or a portion of the Option, one-half of the purchased Shares may not be sold or transferred until the second anniversary of their respective Dates of Exercise, and the other half may be sold or transferred at any time on or after their respective Dates of Exercise. Whenever Group II Shares are purchased through the exercise of all or a portion of the Option, the purchased Shares may not be sold or transferred until the earlier of (a) the date which is the first anniversary of the date on which the Group II Threshold is met, or (b) the ninth anniversary of the Date of Grant of the Option.

          With respect to any Shares the sale or transfer of which is restricted under this Section 7, Optionee may not engage in any transaction designed to provide him with substantially the same economic benefit of a sale of any Shares so restricted, such as a short sale or a sale of a put option. Certificates representing any Shares so restricted will be inscribed with an appropriate legend prohibiting such transfer.

SECTION 8.     Manner of Exercise.

          The Option shall be exercised by giving written notice of exercise to the Company's Treasurer, at 1717 Arch St., 35th Floor, Philadelphia, Pennsylvania 19103-2768. Such notice must state the number of Shares and the Group as to which the Option is exercised. Each such notice shall be irrevocable once given. Notice of exercise must be accompanied by full payment.

SECTION 9.     Securities Laws.

          The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all options granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

SECTION 10.    Issuance of Certificates; Payment of Taxes.

     (a) The Option can only be exercised as to whole shares of Stock. Upon exercise of the Option and payment of the Option Price, a certificate for the number of shares of Stock purchased through the exercise will be issued and delivered by the

Company to the Optionee, provided that the Optionee has remitted to the Company an amount, determined by the Company, sufficient to satisfy the applicable requirements to withhold federal, state, and local taxes, or made other arrangements with the Company for the satisfaction of such withholding requirements.

     (b) Subject to the provisions of Section 9 above, the Company may also condition delivery of certificates for shares of Stock upon the prior receipt from the Optionee of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

SECTION 11.    Rights Prior to Issuance of Certificates.

          Neither the Optionee nor the person to whom the Optionee's rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Stock issuable upon exercise of the Option until the date of issuance to the Optionee of a certificate for such shares as provided in Section 10 above.

SECTION 12.    Option Not to Affect Relationship with Company.

          The Option shall not confer upon the Optionee any right to continue in the employ or service of the Company.

SECTION 13.    Adjustment for Capital Changes.

          In case the number of outstanding shares of the Company's capital stock is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares subject to, and the Option Price of, any then outstanding Option and the Group II Threshold.

SECTION 14.    Interpretation.

          The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.


          Intending to be legally bound, the parties have executed this Agreement as of the Date of Grant.


For the Stock Option Committee               OPTIONEE
of the Board of Directors of
CDI Corp.



By:   /s/ Walter E. Blankley                 /s/  Mitchell Wienick

            EMPLOYMENT AGREEMENT
        CDI CORP. AND  MITCHELL WIENICK

                    EXHIBIT C

               1997 QUALITATIVE CEO CDI CORP GOALS

 -  RECRUIT AND HIRE NEW CFO, COO, AND SENIOR VP OF HUMAN
    RESOURCES; ASSESS NEED FOR NEW CIO, SENIOR VP OF MARKETING AND OUTSIDE COMMUNICATIONS RESOURCES TO HELP MANAGE INVESTOR
    RELATIONS, PUBLIC RELATIONS, AND BRAND IMAGING AND
    COMMUNICATIONS.

 -  HELP FINALIZE SALE OR TERMINATION OF AUTOMOTIVE DEVELOPMENTAL
    ENGINEERING AND AUTOMOTIVE MANUFACTURING TECHNOLOGY
    OPERATIONS AND INTEGRATION OF RETAINED STAFFING OPERATIONS
    INTO CDI'S NATIONAL STAFFING OPERATION.

 -  REVIEW BUSINESS IN DEPTH WITH SENIOR LEADERSHIP OF ALL KEY
    BUSINESSES - TECHNICAL SERVICES, CDI ENGINEERING, TODAY'S
    TEMPORARY, AND MRI.

 -  MAKE PRELIMINARY ASSESSMENT OF SENIOR LEADERSHIP AND
    SUCCESSION PLANS/PROCESS.

 -  FORMALLY MEET WITH DECISION MAKER/BUYERS OF CDI'S TOP 5
    ACCOUNTS WITHIN EACH MAJOR BUSINESS TO ASSESS CURRENT "GO TO
    MARKET" STRENGTHS, WEAKNESSES, OPPORTUNITIES, AND THREATS.

 - IDENTIFY TOP 3 COMPANY STRATEGIC PRIORITIES AND REVISIT VISION AND MISSION FOR POSSIBLE CHANGES.

 -  EVALUATE MRI STRATEGIC FIT IN COMPANY PORTFOLIO; REDESIGN
    SENIOR MANAGEMENT INCENTIVE PLAN FOR THIS ORGANIZATION.

 -  INITIATE CREATION OF ROBUST/INTERACTIVE COMPANY WEB SITE.

 - EVALUATE CURRENT STATUS AND PROPOSE NEXT STEPS ON EVA ROLL-OUT AND IMPLEMENTATION AS WELL AS OVERALL SENIOR MANAGEMENT
    INCENTIVE PLANS.

 -  DEVELOP RECOMMENDATION ON SIZE OF BOARD OF DIRECTORS AND
    MEMBERSHIP.

 -  ESTABLISH PRIME ACQUISITION TARGET LIST

 -  IDENTIFY POTENTIAL INTERNATIONAL PARTNERS/ACQUISITION TARGET
    LIST.